Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into effective as of July 1st, 2011 (the “Effective Date”) by and between Gold Horse International, Inc., a Florida corporation (the “Company”) and Mr. Xiaodong LI, an individual (“Executive” and, together with the Company, the “Parties”).

WITNESSTH

WHEREAS, the Company wishes to ensure that it will have the benefits of Executive’s services on the terms and conditions hereinafter set forth; and

WHEREAS, Executive desires to work for the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

1.	Employment, Acceptance and Term

The Company hereby employs Executive, and Executive hereby accepts employment with the Company, for a term commencing on the Effective Date and, unless sooner terminated in accordance with Paragraph 6 of this Agreement, continuing until June 30, 2012 (the “Term”). The term contains a complete financial year of the company.

2.	Place of work

The normal place of work will be Beijing, PRC as it may change from time to time; provided, however that the Executive shall travel and work both in PRC and abroad, as may be required for the proper fulfillment of his duties.

3.	Titles, Responsibilities and Reporting

During the Term, Executive shall serve as the Chief Financial Officer of the Company and devote his time and energy, attention, skills and ability to the business and affairs of the Company.

a.	Financial Management – To strengthen the financial management of the Company to meet US SEC’s requirements and release financial information timely and accurately.

b.	Risk management and internal control – To build up risk management and internal control system for the Company.

c.	Others – To conduct other works as assigned reasonably by the Board of Directors of Company.

d.	Provide outsourced/chief financial officer/controller services for the company.

e.	Assist company in management in dealing with auditing process and with auditing firm.

f.

Assemble company’s annual and quarterly financial statements, which include a balance sheet, statement of operations, statement of stockholders’ equity, and a statement of cash flows for specific periods in order to conform to generally accepting accounting in the principles accepting in the United States of America.

g.

Management in the preparation of financial statement and work papers related to annual financial audits and quarterly SEC filings. SEC filings shall include quarterly 10-Q reports, financial portions of 10-K report, management’s discussion and analysis, and any registration statement.

h.	Summarize such as adjusting entries as management deems necessary to reflect non-monetary transactions (e.g. depreciation, capitalization of costs, loan amortization, intercompany transactions, etc.)

i.	Assist the Company in management of US operations including payment of bills, maintenance of books and records of USD Gold Horse international, Inc., maintenance of US bank account and more.

4.	Compensation

a.	Salary

During the Term, the Company shall pay the Executive a base salary (the “Annual Base Salary”) of US$22,500 per annum on a basis of twelve months, excluding individual income tax, payable in advance on a quarterly basis.

b.	Restricted Shares

(i)        As of the Effective Date, the Company hereby issues $ 22,500 restricted shares of the Common Stock of the Company to the Executive (the “Restricted Shares”).

(ii)       The Restricted Shares will be vested in accordance with the share price as of the pay day:

$ 5,625 Restricted Shares vested on July 1st, 2011;

$ 5,625 Restricted Shares vested on October 1st, 2011;

$ 5,625 Restricted Shares vested on January 1st, 2012;

$ 5,625 Restricted Shares vested on April 1st, 2012;

(iii)      If the Executive’s employment is terminated voluntarily by the Executive, the unvested portion of the Restricted Shares will immediately expire effective the date of termination of employment.

(iv)      If the Executive’s employment is terminated for Cause (as such term is defined in Section 6.c), all unvested shares will immediately expire effective the date of termination of employment.

c.	Taxes

The Company shall be responsible for paying individual income tax upon any of the Executive’s compensation received from the Company. If the Company is required to withhold or otherwise pay taxes for the Executive, his remuneration will be adjusted upwards accordingly.

5.	Benefits

Expenses

During the Term, the Company shall promptly reimburse Executive for all reasonable out-of-pocket expenses actually incurred by him in connection with the performance of his duties hereunder, upon the Executive’s presentation to the Company an itemized account of such expenditures, in accordance with Company practices consistently applied.

6.	Termination

a.	Termination by the Executive and the Company

The Executive may terminate the employment with the Company at any time for any reason or no reason at all, upon three months prior written notice, and the Company reserves for itself an equal right. During such notice period the Executive shall continue to diligently perform all of his duties hereunder. The Company shall have the option, in its sole discretion, to make the Executive’s termination effective at any time prior to the end of such notice period as long as the Company pays the Executive the salary to which the Executive is entitled up through the last day of the three months notice period. Thereafter all obligations of the Company shall cease.

b.	Termination upon disability

If, during the Term, Executive should become “Totally Disabled”, then, in such event, the Company may terminate Executive’s employment. Such termination of the Term shall become effective five (5) days after the Company gives written notice of such termination to Executive, or to Executive’s spouse or legal representative. If Executive is terminated as aforesaid, Executive shall be entitled to receive the Annual Base Salary through the date of termination. The Company shall pay Executive’s spouse or estate, as the case may be any unpaid reimbursable business expenses incurred through the last day of Executive’s employment by the Company. For purposes of this Agreement, “Totally Disabled” means a physical or mental disability or infirmity of the Executive that prevents the normal performance of substantially all his duties as an employee of the Company, which disability or infirmity exists for any continuous period of 180 days.

c.	Termination without good reason or with Cause

If prior to the expiration of the Term, the Executive’s employment is terminated by the Company for Cause, the Executive will be entitled only to payment of his salary as then in effect through and including the date of termination or resignation. Termination for “Cause” means termination of Executive’s employment by the Company because of:

(i)        any act or omission that constitutes a breach by the Executive of any of his obligations under this Agreement or any Company policy or procedure and failure to cure such breach after notice of, and a reasonable opportunity to cure, such breach;

(ii)       the continued willful failure or refusal of the Executive to substantially perform the duties reasonably required of him as an employee of the Company;

(iii)      an alleged act (with credible substantiated evidence) of moral turpitude, dishonesty, fraud or violation of laws, or criminal conviction of, the Executive which in the determination of the Board (in its sole discretion) would render his continued employment by the Company damaging or detrimental to the Company or its affiliates in any way; or

(iv)      any misappropriation of Company property by the Executive.

If prior to the expiration of the term, the Executive resigns from his employment hereunder other than for good reason and three month prior notice, The Executive will be legally responsible for any loss of the Company due to the random termination of the contract. The damages will be requested in accordance with the laws of the People’s Republic of China.

d.	Termination with Force majeure

If prior to the expiration of the term, the contract is terminated and violated by such events of Force Majeure, which is out of control of the Executive, applying to but not limited as war, serious flood, fire, typhoon and earthquake, or other events agreed upon between both parties, leading to the Executive incapable to abide by the contract, the Executive will be entitled to payment of his salary as then in effect through and including the date of termination or resignation.

e.	This Agreement may be terminated otherwise in accordance with PRC Laws.

8.	Acknowledgment of Company Assets

The Executive acknowledges that the Company, at the Company’s expense, has acquired, created and maintains, and will continue to acquire, create and maintain, significant goodwill with its current and prospective customers, vendors and employees, and that such goodwill is valuable property of the Company. The Executive further acknowledges that to the extent such goodwill will be generated through the Executive’s efforts, such efforts will be funded by the Company and the Executive will be fairly compensated for such efforts. The Executive acknowledges that all goodwill developed by the Executive relative to the Company’s customers, vendors and employees will be the sole and exclusive property of the Company and will not be personal to the Executive.

9.	Exclusive Property

The Executive confirms that all confidential information is and will remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company will be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of the Executive. Upon termination of the Executive’s employment with the Company for any reason, the Executive promptly deliver to the Company all of the following that are in the Executive’s possession or under his control: (i) all computers, telecommunication devices and other tangible property of the Company and it’s Affiliates, and (ii) all documents and other materials, in whatever form, which include confidential information or which otherwise relate in whole or in part to the present or prospective business of the Company or its Affiliates, including but not limited to, drawings, graphs,  charts, specifications, notes, reports, memoranda, and computer disks and tapes, and all copies thereof.

10.	Non-Competition

For the period of three months following the termination of the employment, the Executive shall not, either alone or jointly with another or others, whether as principal, agent, consultant, director, partner, shareholder, employee or in any other capacity, whether directly or indirectly through any other person, firm or company, and whether for his own benefit or that of others, serve as the beneficial owner of shares or other securities of a body corporate whose shares are quoted on a recognized stock exchange and which when aggregated with shares or securities beneficially owned by his spouse, children, step-children, parents and parents’ children total no more than five percent of any single class of shares or securities in such body corporate, be engaged or concerned or interested in or carry on any business conducted in the USA, Hong Kong and the PRC which competes with any business carried on by the Company or its affiliates at the date of such termination and in which the Executive was involved at any time during the last one year of the employment or in relation to which the Executive acquired any confidential information during the course of the employment.

11.	Binding Effect

Except as otherwise provided herein, this Agreement shall insure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon Executive and her executors, administrators, heirs and legal representatives.

12.	Arbitration

Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by binding and final arbitration in Beijing city under the commercial arbitration rules of the People’s Republic of China then existing. The decision of the arbitration shall be final and judgment on the arbitration award may be entered in any court having jurisdiction of the subject matter over the controversy.

13.	Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the People’s Republic of China.

14.	Notices

Any notice required or permitted to be given hereunder shall be given in writing and may give by telex, telegram, facsimile transmission or similar method if confirmed by mail as herein provided and addressed as follows:

If to the Company:	Gold Horse International, Inc. No. 31 Tongdao South Road, Hohhot, Inner Mongolia, China

If to Executive:	Mr. Xiaodong Li (detail) Beijing People's Republic of China

If sent postage prepaid by registered mail, return receipt requested; or by hand delivery to any party at the address of the party first above set forth. If notice, direction or instruction is given by telex, telegram or facsimile transmission or similar method or by hand delivery, it shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the third business day following the day after which it was mailed. Any party may, form time to time, by like notice given notice of any change of address and in such event, the address of such party shall be deemed to be changed accordingly.

15.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings.

16.	Survivability

The provisions of this Agreement which by their terms call for performance subsequent to termination of the Term shall so survive any such termination.

17.	Counterparts

This Agreement may be executed in two counterparts and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WEREOF, each of the Parties hereto has duly executed this Agreement as of the date and year first above written.

GOLD HORSE INTERNATIONAL, INC.

A Florida corporation

By :	/s/ Liankuan Yang Name: Liankuan Yang Title: Chairman and CEO	Date : 2011, 6, 21

/s/ Mr. Xiaodong LI Mr. Xiaodong LI	Date : June 21, 2011